Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated March 31, 2021 relating to the financial statements of Freeline Therapeutics Holdings plc appearing in the Annual Report on Form 20-F of Freeline Therapeutics Holdings plc for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Deloitte LLP

/s/ Deloitte LLP

Reading, United Kingdom

September 10, 2021